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                                                                Exhibit 99.e(ii)

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Amended and Restated Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and HARTFORD SERIES FUND, INC. dated August 28, 2002 (the "Agreement"), HARTFORD EQUITY INCOME HLS FUND is hereby included as a new series. All provisions in the Agreement shall apply to Hartford Equity Income HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 31st day of October, 2003.


                            HARTFORD SECURITIES DISTRIBUTION
                            COMPANY, INC.


                            By:   /s/ John C. Walters
                                  -------------------------------
                                  John C. Walters
                                  Executive Vice President


                            HARTFORD SERIES FUND, INC.
                            ON BEHALF OF:
                            Hartford Equity Income HLS Fund


                            By:   /s/ David M. Znamierowski
                                  -------------------------------
                                  David M. Znamierowski
                                  President